Exhibit 23(h)(vi)


                         AMENDED AND RESTATED EXHIBIT A



         THIS AMENDED AND RESTATED EXHIBIT A, dated as of ____________, 2008, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between PNC Global Investment Servicing, Inc. and FundVantage Trust and is amended and restated for the addition of WHV International Equity Fund.



                                      FUNDS

                  MBIA Municipal Bond Inflation Protection Fund

                              MBIA High Yield Fund

                   MBIA Multi-Sector Inflation Protection Fund

                        MBIA Core Plus Fixed Income Fund

                                   Lateef Fund

                    Boston Advisors US Small Cap Equity Fund

                    Boston Advisors International Equity Fund

                         Corverus Strategic Equity Fund

                          WHV International Equity Fund


                                           PNC GLOBAL INVESTMENT SERVICING INC.

                                           By:      _______________________

                                           Name:    Jay F. Nusblatt

                                           Title:   Senior Vice President

FUNDVANTAGE TRUST

By:      ___________________

Name:    Joel Weiss

Title:   President